EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-71462, No. 333-71464, No. 333-71466 and No. 333-73568) and Registration Statement on Form S-8/S-3 (No. 333-74198) of TheraSense, Inc. of our reports dated January 27, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 11, 2004